Exhibit 99.1

Investor Contact:	Media Contact:
Christina Cheng	Lainie Keller
christina.cheng@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-1198
(877) 281-6642 (toll free)

BAUSCH HEALTH COMPANIES INC. ANNOUNCES FIRST-QUARTER 2022 RESULTS

•First-Quarter 2022 Financial Results
◦Revenues of $1.918 Billion
◦GAAP Net Loss of $69 Million
◦Adjusted EBITDA (non-GAAP)1 of $732 Million
•Bausch + Lomb Commences Trading Under “BLCO” Ticker Following IPO2
•Updates Full-Year Revenue and Adjusted EBITDA (non-GAAP)1 Guidance Ranges

LAVAL, Quebec, May 10, 2022 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company” or “we”) today announced its first-quarter 2022 financial results.

“Our organic3 growth in the first quarter of 2022 was stable compared to the same quarter last year, despite incremental macro pressures and a challenging supply chain environment,” said Thomas J. Appio, incoming chief executive officer (“CEO”), Bausch Health. “Following the closing of the initial public offering of the Bausch + Lomb eye health business later today, we will operate as two companies, which enables Bausch Health to increase its focus on accelerating growth with strategic commercial investments and expanding our pipeline with innovative products that improve the quality of life for patients around the world.”

Bausch + Lomb Launches IPO and Begins Trading Under “BLCO” Ticker; Bausch Health Will Separate Chairman and CEO Roles
Bausch Health’s eye health business, Bausch + Lomb, which launched its initial public offering (“IPO”) and subsequently began trading under the ticker “BLCO” on May 6, 2022, expects the IPO to close today, May 10, 2022. Bausch + Lomb remains on track to spin off from Bausch Health, following the expiry of customary lock-ups related to the IPO, achievement of target net leverage ratios and subject to market conditions, receipt of applicable shareholder and other necessary approvals.2 The Company expects to close the IPO with $630 million in gross proceeds to be applied for the repayment of Bausch Health’s long-term debt on May 10, 2022.

Mr. Appio will assume the role of CEO of Bausch Health, effective upon the closing of the IPO of Bausch + Lomb. The Company also separated the roles of chairman and CEO, with Joseph C. Papa remaining as Chairman until the full separation of Bausch + Lomb. Mr. Papa will be succeeded by Robert N. Power.4

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1 This is a non-GAAP measure or a non-GAAP ratio. For further information on non-GAAP measures and non-GAAP ratios, please refer to the “Non-GAAP Information” section of this news release. Please also refer to tables at the end of this news release for a reconciliation of this and other non-GAAP measures to the most directly comparable GAAP measure.
2 The Bausch + Lomb common shares have been approved for listing on the New York Stock Exchange (“NYSE”) and conditionally approved for listing on the Toronto Stock Exchange (“TSX”). The common shares began trading on the NYSE and on an “if, as and when issued basis” on the TSX on May 6, 2022; and the IPO is expected to close on May 10, 2022, subject to customary closing conditions.
3 Organic growth/change, a non-GAAP ratio, is defined as a change on a period-over-period basis in reported revenues on a constant currency basis (if applicable) excluding the impact of recent acquisitions, divestitures and discontinuations.
4 All leadership and board appointments are conditional and effective upon the closing of the IPO of Bausch + Lomb.

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First-Quarter 2022 Revenue Performance
Total reported revenues were $1.918 billion for the first quarter of 2022, as compared to $2.027 billion in the first quarter of 2021, a decrease of $109 million, or 5%. Excluding the unfavorable impact of foreign exchange of $41 million and the impact of divestitures and discontinuations of $72 million, primarily due to the divestiture of Amoun Pharmaceutical Company S.A.E. (“Amoun”) on July 26, 2021, revenue was flat organically1,3 when compared to the first quarter of 2021.

Revenues by segment were as follows:

	Three Months Ended December 31,
(in millions)	2022	20215	Reported Change	Reported Change	Change at Constant Currency[1,6] (non-GAAP)	Organic Change[1,3] (non-GAAP)
Total Bausch Health Revenues	$1,918	$2,027	($109)	(5%)	(3%)	—%
Salix segment	$464	$472	($8)	(2%)	(2%)	(2%)
International segment[5]	$244	$306	($62)	(20%)	(16%)	8%
Diversified Products segment[5]	$249	$296	($47)	(16%)	(16%)	(16%)
Solta Medical segment[5]	$72	$72	$0	—%	—%	—%
Bausch + Lomb segment5	$889	$881	$8	1%	4%	5%

Salix Segment
Salix segment reported and organic1,3 revenues were $464 million for the first quarter of 2022, as compared to $472 million for the first quarter of 2021, a decrease of $8 million, or 2%. The decrease was primarily driven by lower volumes due to the loss of exclusivity of certain products, partially offset by increased sales of XIFAXAN® (rifaximin), TRULANCE® (plecanatide) and PLENVU® (polyethylene glycol 3350, sodium ascorbate, sodium sulfate, ascorbic acid, sodium chloride and potassium chloride for oral solution), which grew by 1%, 14% and 60%, respectively, compared to the first quarter of 2021.

International Segment5
International segment reported revenues were $244 million for the first quarter of 2022, as compared to $306 million for the first quarter of 2021, a decrease of $62 million, or 20%. Excluding the unfavorable impact of foreign exchange of $12 million and the impact of divestitures and discontinuations of $69 million, primarily due to the divestiture of Amoun on July 26, 2021, International segment revenues increased organically1,3 by 8% compared to the first quarter of 2021.

Diversified Products Segment5
Diversified Products segment reported and organic1,3 revenues were $249 million for the first quarter of 2022, as compared to $296 million for the first quarter of 2021, a decrease of $47 million, or 16%, primarily attributable to a decrease in volumes, partially offset by an increase in net realized pricing.

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5 Commencing in the first quarter of 2022, the Company realigned its segment reporting structure and now operates in the following reportable segments: Salix, International, Diversified Products, Solta Medical and Bausch + Lomb. Under the new segment structure, Ortho Dermatologics is now part of the current Diversified Products segment and the Solta reporting unit is now the sole reporting unit of the Solta Medical segment.
6 To assist investors in evaluating the Company’s performance, reported sales are adjusted for changes in foreign currency exchange rates. Change at constant currency, a non-GAAP ratio, is determined by comparing 2022 reported amounts adjusted to exclude currency impact, calculated using 2021 monthly average exchange rates, to the actual 2021 reported amounts.

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Solta Medical Segment5
Solta Medical segment reported and organic1,3 revenues were $72 million for the first quarter of 2022, which was flat with the first quarter of 2021, which reflects an increase in net realized pricing, offset by a decline in volumes primarily due to inventory shortfalls resulting from the impact of lockdowns in China due to the new COVID-19 variant and microchip supply chain constraints.

Bausch + Lomb Segment5
Bausch + Lomb segment reported revenues were $889 million for the first quarter of 2022, as compared to $881 million for the first quarter of 2021, an increase of $8 million, or 1%. Excluding the unfavorable impact of foreign exchange of $29 million and the impact of divestitures and discontinuations of $3 million, the Bausch + Lomb segment increased organically1,3 by approximately 5% compared to the first quarter of 2021, primarily due to higher sales in the global Vision Care business, including LUMIFY® (brimonidine tartrate ophthalmic solution 0.025%), Biotrue® Multi-Purpose Solution and Ocuvite®/PreserVision®, and higher sales in the Global Surgical business.

Operating Results
Operating income was $285 million for the first quarter of 2022, as compared to an operating loss of $221 million for the first quarter of 2021, a favorable change of $506 million, primarily driven by a goodwill impairment charge of $469 million in our Ortho Dermatologics business that occurred in the first quarter of 2021, a decrease in asset impairments, including the loss associated with the sale of Amoun on July 26, 2021, and a decrease in amortization of intangible assets.

Net Loss
Net loss for the first quarter of 2022 was $69 million, as compared to $610 million for the first quarter of 2021, a favorable change of $541 million. The change was primarily due to the increase in operating results discussed above.

Adjusted net income (non-GAAP)1 for the first quarter of 2022 was $263 million, as compared to $370 million for the first quarter of 2021, a decrease of $107 million.

Cash from Operations
Cash used by operations was $63 million in the first quarter of 2022, as compared to cash generated from operations of $443 million in the first quarter of 2021, a decrease of $506 million. The decrease is primarily attributable to $349 million in payments of legacy legal settlements and the timing of payments in the ordinary course of business.

Earnings Per Share
GAAP Earnings Per Share (“EPS”) Diluted for the first quarter of 2022 was ($0.19), as compared to ($1.71) for the first quarter of 2021.

Adjusted EBITDA (non-GAAP)1
Adjusted EBITDA (non-GAAP)1 was $732 million for the first quarter of 2022, as compared to $852 million for the first quarter of 2021, a decrease of $120 million, primarily due to the divestment of Amoun on July 26, 2021; increased Selling, General & Administrative expenses due to profit protection measures taken in the first quarter of 2021 to manage and reduce our operating expenses and preserve cash during the COVID-19 pandemic; and increased R&D spending.

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Balance Sheet Highlights:
•First-quarter cash, cash equivalents, restricted cash and other settlement deposits were $2.460 billion7 on March 31, 2022
•Gross proceeds from the IPO2 of $630 million and from Bausch + Lomb’s debt financing of $2.5 billion are expected upon closing and will be used to reduce Bausch Health’s total long-term debt
•The Company’s availability under its 2023 Revolving Credit Facility was $1.171 billion at March 31, 2022

Select Company and Pipeline Highlights
•Launched XIPERE®8 (triamcinolone acetonide injectable suspension), a therapy that uses the suprachoroidal space to treat patients suffering from macular edema associated with uveitis, in the United States
•Launched Bausch + Lomb ULTRA® ONE DAY daily disposable silicone hydrogel contact lenses in 14 markets in Europe and Malaysia
•Reported revenues for Clear + Brilliant® franchise increased by 27% during the first quarter of 2022 compared to the first quarter of 2021
•Published new data in Advances In Therapy on the cost impact of treating opioid-induced constipation with FDA-approved medications, including RELISTOR® subcutaneous injection (methylnaltrexone bromide), in the Emergency Department
•To date, 83 patients have been enrolled in Phase 2 trial evaluating amiselimod (S1P modulator) for the treatment of mild to moderate ulcerative colitis
•Global enrollment continues in the Phase 3 trial evaluating the use of rifaximin SSD for the prevention of cirrhosis complications – hepatic encephalopathy, and the Company is preparing for regulatory meetings outside of the United States
•Received regulatory approval for LUMIFY® (brimonidine tartrate ophthalmic solution 0.025%) and VYZULTA ® (latanoprostene bunod ophthalmic solution), 0.024%, in Lebanon; VYZULTA® is now approved in 17 countries

2022 Financial Outlook
Bausch Health updated its guidance for the full year of 2022 as follows:
•Full-Year revenue range of $8.25 – $8.40 billion, reaffirming organic1,3 growth of 3 – 5%
•Full-Year Adjusted EBITDA (non-GAAP)1 range of $3.225 – $3.375 billion, including $100 million of the previously disclosed $150 million annual run rate of dis-synergies

Other than with respect to GAAP Revenues, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP)1 to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because deductions (such as restructuring, gain or loss on extinguishment of debt and litigation and other matters) used to calculate projected net income (loss)

vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result
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7 Cash, cash equivalents, restricted cash and other settlement deposits includes restricted cash of $1.210 billion of payments into an escrow fund under the terms of a settlement agreement regarding certain U.S. securities litigation (subject to an objector’s appeal of the final court approval of the agreement).
8 In 2019, the Company acquired an exclusive license from Clearside Biomedical, Inc. for the commercialization and development of XIPERE® in the United States and Canada.

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in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP)1. These statements represent forward-looking information and may represent a financial outlook, and actual results may vary. Please see the risks and assumptions referred to in the Forward-looking Statements section of this news release.

Conference Call Details

Date:	Tuesday, May 10, 2022

Time:	8:00 a.m. ET

Webcast:	http://ir.bauschhealth.com/events-and-presentations

Participant Event Dial-in:	+1 (888) 317-6003 (United States) +1 (412) 317-6061 (International) +1 (866) 284-3684 (Canada)

Participant Passcode:	7057450

Replay Dial-in:	+1 (877) 344-7529 (United States) +1 (412) 317-0088 (International) +1 (855) 669-9658 (Canada)

Replay Passcode:	9348170 (replay available until May 17, 2022)
About Bausch Health
Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global diversified pharmaceutical company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neurology, dermatology and international pharmaceuticals. With our leading durable brands, we are delivering on our commitments as we build an innovative company dedicated to advancing global health. For more information, visit www.bauschhealth.com and connect with us on Twitter and LinkedIn.

Forward-looking Statements
This news release contains forward-looking information and statements, within the meaning of applicable securities laws (collectively, “forward-looking statements”), including, but not limited to, Bausch Health’s future prospects and performance, including the Company’s 2022 full-year guidance, closing of the IPO and the Company’s full separation of its eye health business from the remainder of Bausch Health and the timing thereof and resulting changes in management, the Company’s plans to pursue an IPO of its Solta Medical business and the timing thereof, details of the Company’s product pipeline and expected regulatory filings and the anticipated impact of the COVID-19 pandemic on the Company and the Company’s recovery therefrom. Forward-looking statements may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions, and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. These forward-looking statements, including the Company’s full-year guidance, are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs, and readers are

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cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties relating to the Company’s proposed plan to separate its eye health business from the remainder of Bausch Health, including the expected benefits and costs of the separation transaction, the expected timing of completion of the separation transaction and its terms, (including the Company’s expectation that the separation transaction will be completed following the expiry of customary lock-ups related to the Bausch + Lomb IPO and achievement of targeted debt leverage ratios, subject to receipt of applicable shareholder and other necessary approvals), the Company’s ability to complete the separation transaction considering the various conditions to the completion of the separation transaction (some of which are outside the Company’s control, including conditions related to regulatory matters and a possible shareholder vote, if applicable), that market or other conditions are no longer favorable to completing the transaction, that any shareholder, stock exchange, regulatory or other approval (if required) is not obtained on the terms or timelines anticipated or at all, business disruption during the pendency of or following the separation transaction, diversion of management time on separation transaction-related issues, retention of existing management team members, the reaction of customers and other parties to the separation transaction, the qualification of the separation transaction as a tax-free transaction for Canadian and/or U.S. federal income tax purposes (including whether or not an advance ruling from the Canada Revenue Agency and/or Internal Revenue Service will be sought or obtained), the ability of the Company and the separated entity to satisfy the conditions required to maintain the tax-free status of the separation transaction (some of which are beyond their control), other potential tax or other liabilities that may arise as a result of the separation transaction, the potential dis-synergy costs resulting from the separation transaction, the impact of the separation transaction on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets Bausch Health is engaged in, behavior of customers, suppliers and competitors, technological developments and legal and regulatory rules affecting Bausch Health’s business. In particular, the Company can offer no assurance that any separation transaction will occur at all, or that any separation transaction will occur on the terms and timelines anticipated by the Company. They also include, but are not limited to, risks and uncertainties relating to the Company’s proposed plan to pursue an IPO of its Solta Medical business, including the expected timing of completion of such transaction (including the Company’s expectation that it will launch such IPO when financial market conditions are favorable, subject to receipt of regulatory, stock exchange and other approvals) and the Company’s ability to complete such transaction, that market or other conditions are no longer favorable to completing the transaction on a timely basis or at all, the receipt of (or failure to receive) any shareholder, stock exchange, regulatory and other approvals required in connection with the transaction and the timing of receipt of such approvals, business disruption during the pendency of or following such transaction, diversion of management time on transaction-related issues, retention of Solta Medical management team members, the reaction of customers and other parties to such transaction, and the impact of such transaction on relationships with customers, suppliers, employees and other business counterparties and other events that could adversely impact the completion of such transaction, including industry or economic conditions outside of Bausch Health’s control. In particular, the Company can offer no assurance that any IPO or separation will occur at all, or that any such transaction will occur on the timelines anticipated by the Company. They also include the challenges the Company faces as a result of the anticipated closing of the Bausch + Lomb IPO, including the transitional services being provided by and to the Bausch + Lomb entity, any potential actual or perceived conflict of interest of some of our directors and officers because of their equity ownership in Bausch + Lomb and/or because they also serve as directors or officers of Bausch + Lomb and our ability to timely consolidate the financial results of the Bausch + Lomb business and the

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Company’s ability to consummate the previously announced refinancing of our Restated Credit Agreement upon the consummation of the Bausch + Lomb IPO or otherwise. They also include, but are not limited to, risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, the fear of that pandemic, the availability and effectiveness of vaccines for COVID-19, (including current or future variants and subvariants), COVID-19 vaccine immunization rates, the emergence of variant and subvariant strains of COVID-19 (including the Delta and Omicron variants), and the potential effects of that pandemic, the severity, duration and future impact of which are highly uncertain and cannot be predicted, and which may have a material adverse impact on the Company, including but not limited to its supply chain, third-party suppliers, project development timelines, employee base, liquidity, stock price, financial condition and costs (which may increase) and revenue and margins (both of which may decrease). In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including, without limitation, assumptions regarding our 2022 full-year guidance with respect to expectations regarding base performance and management’s belief regarding the impact of the COVID-19 pandemic and associated responses on such base performance and the operations and financial results of the Company generally, expected currency impact, the expected timing and impact of loss of exclusivity for certain of our products, expectations regarding the impact of a recall of certain Consumer products as a result of a quality issue at a third-party supplier, the impact of the Amoun divestiture, expectations regarding gross margin, adjusted SG&A expense (non-GAAP) and the Company’s ability to continue to manage such expense in the manner anticipated and the anticipated timing and extent of the Company’s R&D expense; and the assumption that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. Management has also made certain assumptions in assessing the anticipated impacts of the COVID-19 pandemic on the Company and its results of operations and financial conditions, including: that there will be no material restrictions on access to health care products and services resulting from a possible resurgence of the virus and variant and subvariant strains thereof on a global basis in 2022; there will be increased availability and use of effective vaccines; that the strict social restrictions in the first half of 2020 will not be materially re-enacted in the event of a material resurgence of the virus and variant and subvariant strains thereof; that there will be an ongoing, gradual global recovery as the macroeconomic and health care impacts of the COVID-19 pandemic diminish over time; that the largest impact to the Company’s businesses were seen in the second quarter of 2020; that, to the extent not already achieved, our revenues will likely return to pre-pandemic levels during 2022, but that rates of recovery will vary by geography and business unit, with some regions and business units expected to lag in recovery possibly beyond 2022; and no major interruptions in the Company’s supply chain and distribution channels. If any of these assumptions regarding the impacts of the COVID-19 pandemic are incorrect, our actual results could differ materially from those described in these forward-looking statements.

Additional information regarding certain of these material factors and assumptions may also be found in the Company’s filings described above. The Company believes that the material factors and assumptions reflected in these forward-looking statements are reasonable in the circumstances, but readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

Non-GAAP Information
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures and non-GAAP ratios, including: (i) Adjusted EBITDA (non-GAAP), (ii) organic growth/change, (iii) organic revenue and (iv) constant currency. As discussed below, we also provide Adjusted Net Income (non-GAAP) to provide supplemental information to readers. Management uses these non-GAAP measures and ratios as key metrics in the evaluation of the Company’s performance and the consolidated financial results and, in

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part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures and ratios are useful to investors in their assessment of our operating performance and the valuation of the Company. In addition, these non-GAAP measures and ratios address questions the Company routinely receives from analysts and investors, and in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors.

However, these measures and ratios are not prepared in accordance with GAAP nor do they have any standardized meaning under GAAP. In addition, other companies may use similarly titled non-GAAP financial measures and ratios that are calculated differently from the way we calculate such measures and ratios. Accordingly, our non-GAAP financial measures and ratios may not be comparable to such similarly titled non-GAAP financial measures and ratios used by other companies. We caution investors not to place undue reliance on such non-GAAP measures and ratios, but instead to consider them with the most directly comparable GAAP measures and ratios. Non-GAAP financial measures and ratios have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The reconciliations of these historic non-GAAP financial measures and ratios to the most directly comparable financial measures and ratios calculated and presented in accordance with GAAP are shown in the tables below. However, as indicated above, for guidance purposes, the Company does not provide reconciliations of projected Adjusted EBITDA (non-GAAP) to projected GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Specific Non-GAAP Measures
Adjusted EBITDA (non-GAAP)
Adjusted EBITDA (non-GAAP) is GAAP net income (loss) attributable to Bausch Health Companies Inc. (its most directly comparable GAAP financial measure) adjusted for interest expense, net, (Benefit from) provision for income taxes, depreciation and amortization and certain other items described below. Management believes that Adjusted EBITDA (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. In particular, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company’s underlying operational results and business performance. As a result, the Company uses Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the Company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the Company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

Adjusted EBITDA (non-GAAP) is net income (loss) attributable to Bausch Health Companies Inc. (its most directly comparable GAAP financial measure) adjusted for interest expense, net, (Benefit from) provision for income taxes, depreciation and amortization and the following items:
•Asset impairments, including loss on assets held for sale: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets, as well as impairments of assets held for sale, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes impairments of intangible assets and assets held for

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sale from measuring the performance of the Company and the business, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.
•Goodwill impairments: The Company excludes the impact of goodwill impairments. When the Company has made acquisitions where the consideration paid was in excess of the fair value of the net assets acquired, the remaining purchase price is recorded as goodwill. For assets that we developed ourselves, no goodwill is recorded. Goodwill is not amortized but is tested for impairment. The amount of goodwill impairment is measured as the excess of a reporting unit’s carrying value over its fair value. Management excludes these charges in measuring the performance of the Company and the business.
•Restructuring and integration costs: The Company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the Company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. The Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Acquisition-related costs and adjustments excluding amortization of intangible assets: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration. In addition, the Company excludes the impact of acquisition-related costs and fair value inventory step-up resulting from acquisitions as the amounts and frequency of such costs and adjustments are not consistent and are impacted by the timing and size of its acquisitions. There were no acquisition-related costs or fair value inventory step-up for the periods presented.
•Loss on extinguishment of debt: The Company has excluded loss on extinguishment of debt as this represents a cost of refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such charges are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control.
•Share-based compensation: The Company has excluded costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.
•Separation and IPO costs and separation-related and IPO-related costs: The Company has excluded certain costs incurred in connection with activities taken to: (i) separate the eye-health and the Solta aesthetic medical device businesses from the remainder of the Company and (ii) register the eye-health and the Solta aesthetic medical device businesses as independent publicly traded entities. Separation and IPO costs are incremental costs directly related to effectuating the separation of the eye-health business and the initial public offering (“IPO”) of the Solta aesthetic medical device business (the “Solta IPO”) and include, but are not limited to, legal, audit and advisory fees, talent acquisition costs and costs associated with establishing a new board of directors and related board committees. Separation-related and IPO-related costs are incremental costs indirectly related to the separation of the eye-health business and the Solta IPO and include, but are not limited to, IT infrastructure and software licensing costs, rebranding costs and costs associated with facility

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relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Other Non-GAAP adjustments: The Company has excluded certain other amounts, including legal and other professional fees incurred in connection with legal and governmental proceedings, investigations and information requests regarding certain of our legacy distribution, marketing, pricing, disclosure and accounting practices, litigation and other matters, and net gain on sale of assets. Given the unique nature of the matters relating to these costs, the Company believes these items are not normal operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not normal operating expenses. In addition, as opposed to more ordinary course matters, the Company considers that each of the recent proceedings, investigations and information requests, given their nature and frequency, are outside of the ordinary course and relate to unique circumstances. The Company has also excluded expenses associated with in-process research and development, as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Furthermore, as these amounts are associated with research and development acquired, the Company does not believe that they are a representation of the Company’s research and development efforts during any given period. The Company has also excluded IT infrastructure investments that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations. The Company has also excluded certain other costs, including settlement costs associated with the conversion of a portion of the Company’s defined benefit plan in Ireland to a defined contribution plan. The Company excluded these costs as this event is outside of the ordinary course of continuing operations and is infrequent in nature. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Adjusted Net Income (non-GAAP)
Adjusted net income (non-GAAP) is net income (loss) attributable to Bausch Health Companies Inc. (its most directly comparable GAAP financial measure) adjusted for restructuring and integration costs, acquired in-process research and development costs, loss on extinguishment of debt, asset impairments (including loss on assets held for sale), acquisition-related adjustments, excluding amortization, separation and IPO costs and separation-related and IPO-related costs and other non-GAAP charges as these adjustments are described above, and amortization of intangible assets as described below:
•Amortization of intangible assets: The Company has excluded the impact of amortization of intangible assets, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes the amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Historically, management has used Adjusted net income (non-GAAP) (the most directly comparable GAAP financial measure for which is GAAP net income (loss)) for strategic decision making, forecasting

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future results and evaluating current performance. This non-GAAP measure excludes the impact of certain items (as described above) that may obscure trends in the Company’s underlying performance. By disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the Company’s operating results and trends for the periods presented. Management believes that this measure is also useful to investors as such measure allowed investors to evaluate the Company’s performance using the same tools that management uses to evaluate past performance and prospects for future performance. Accordingly, the Company believes that Adjusted net income (non-GAAP) is useful to investors in their assessment of the Company’s operating performance and the valuation of the Company. It is also noted that, in recent periods, our GAAP net income (loss) was significantly lower than our Adjusted net income (non-GAAP). Commencing in 2017, management of the Company identified and began using certain new primary financial performance measures to assess the Company’s financial performance. However, management still believes that Adjusted net income (non-GAAP) may be useful to investors in their assessment of the Company and its performance.

Organic Growth/Change and Organic Revenue
Organic growth/change, a non-GAAP ratio, is defined as a change on a period-over-period basis in revenues on a constant currency basis (if applicable) excluding the impact of recent acquisitions, divestitures and discontinuations (if applicable). Organic growth/change is a change in GAAP Revenue (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below, of businesses that have been owned for one or more years. Similarly, organic revenue, a non-GAAP measure, is GAAP revenue (its most directly comparable GAAP financial measure) adjusted for these same items. Organic revenue growth/change is impacted by changes in product volumes and price. The price component is made up of two key drivers: (i) changes in product gross selling price and (ii) changes in sales deductions. The Company uses organic growth/change and organic revenue to assess the performance of its business units and operating and reportable segments, and the Company in total, without the impact of foreign currency exchange fluctuations and recent acquisitions, divestitures and product discontinuations. The Company believes that such measures are useful to investors as they provide a supplemental period-to-period comparison.

Organic growth/change and organic revenue reflect adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates on revenues and (ii) the revenues associated with acquisitions, divestitures and discontinuations of businesses divested and/or discontinued. These adjustments are determined as follows:
•Foreign currency exchange rates: Although changes in foreign currency exchange rates are part of our business, they are not within management’s control. Changes in foreign currency exchange rates, however, can mask positive or negative trends in the business. The impact of changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
•Acquisitions, divestitures and discontinuations: In order to present period-over-period organic revenue (non-GAAP) growth/change on a comparable basis, revenues associated with acquisitions, divestitures and discontinuations are adjusted to include only revenues from those businesses and assets owned during both periods. Accordingly, organic revenue and organic growth/change exclude from the current period, revenues attributable to each acquisition for twelve months subsequent to the day of acquisition, as there are no revenues from those businesses and assets included in the comparable prior period. Organic revenue and organic growth/change exclude from the prior period, all revenues attributable to each divestiture and discontinuance during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.

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Constant Currency
Changes in the relative values of non-U.S. currencies to the U.S. dollar may affect the Company’s financial results and financial position. To assist investors in evaluating the Company’s performance, we have adjusted for foreign currency effects. Constant currency impact is determined by comparing 2022 reported amounts adjusted to exclude currency impact, calculated using 2021 monthly average exchange rates, to the actual 2021 reported amounts.

Please also see the reconciliation tables below for further information as to how these non-GAAP measures and ratios are calculated for the periods presented.

FINANCIAL TABLES FOLLOW

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Bausch Health Companies Inc.		Table 1
Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2022 and 2021
(unaudited)
	Three Months Ended
	March 31,
(in millions)	2022	2021
Revenues
Product sales	$1,898	$2,003
Other revenues	20	24
	1,918	2,027
Expenses
Cost of goods sold (excluding amortization and impairments of intangible assets)	543	564
Cost of other revenues	8	10
Selling, general and administrative	622	606
Research and development	127	112
Amortization of intangible assets	310	357
Goodwill impairments	—	469
Asset impairments, including loss on assets held for sale	8	148
Restructuring, integration, separation and IPO costs	13	12
Other expense (income), net	2	(30)
	1,633	2,248
Operating income (loss)	285	(221)
Interest income	2	2
Interest expense	(362)	(368)
Loss on extinguishment of debt	—	(5)
Foreign exchange and other	(7)	1
Loss before provision for income taxes	(82)	(591)
Benefit from (provision for) income taxes	16	(16)
Net loss	(66)	(607)
Net income attributable to noncontrolling interest	(3)	(3)
Net loss attributable to Bausch Health Companies Inc.	$(69)	$(610)

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Bausch Health Companies Inc.		Table 2
Reconciliation of GAAP Net Loss to Adjusted Net Income (non-GAAP)
For the Three Months Ended March 31, 2022 and 2021
(unaudited)
	Three Months Ended
	March 31,
(in millions)	2022	2021
Net loss attributable to Bausch Health Companies Inc.	$(69)	$(610)
Non-GAAP adjustments: (a)
Amortization of intangible assets	310	357
Goodwill impairments	—	469
Asset impairments, including loss on assets held for sale	8	148
Restructuring and integration costs	3	3
Acquired in-process research and development costs	—	2
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	3	(9)
Loss on extinguishment of debt	—	5
IT infrastructure investment	5	5
Separation costs, separation-related costs, IPO costs and IPO-related costs	34	29
Legal and other professional fees	15	17
Gain on sale of assets, net	—	(23)
Litigation and other matters	(1)	—
Other	6	—
Tax effect of non-GAAP adjustments	(51)	(23)
Total non-GAAP adjustments	332	980
Adjusted net income attributable to Bausch Health Companies Inc. (non-GAAP)	$263	$370
(a) The components of and further details respecting each of these non-GAAP adjustments and the financial statement line item to which each component relates can be found on Table 2a.

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Bausch Health Companies Inc.	Table 2a
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three Months Ended March 31, 2022 and 2021
(unaudited)
	Three Months Ended
	March 31,
(in millions)	2022	2021
Selling, general and administrative reconciliation:
GAAP Selling, general and administrative	$622	$606
IT infrastructure investment (a)	(5)	(5)
Legal and other professional fees (b)	(15)	(17)
Separation-related and IPO-related costs (c)	(24)	(20)
Adjusted selling, general and administrative (non-GAAP)	$578	$564
Amortization of intangible assets reconciliation:
GAAP Amortization of intangible assets	$310	$357
Amortization of intangible assets (d)	(310)	(357)
Adjusted amortization of intangible assets (non-GAAP)	$—	$—
Goodwill impairments reconciliation:
GAAP Goodwill impairments	$—	$469
Goodwill impairments (e)	—	(469)
Adjusted goodwill impairments (non-GAAP)	$—	$—
Asset impairments, including loss on assets held for sale reconciliation:
GAAP Asset impairments, including loss on assets held for sale	$8	$148
Asset impairments, including loss on assets held for sale (f)	(8)	(148)
Adjusted asset impairments, including loss on assets held for sale (non-GAAP)	$—	$—
Restructuring, integration, separation and IPO costs reconciliation:
GAAP Restructuring, integration, separation and IPO costs	$13	$12
Restructuring and integration costs (g)	(3)	(3)
Separation and IPO costs (c)	(10)	(9)
Adjusted restructuring, integration, separation and IPO costs (non-GAAP)	$—	$—
Other expense (income), net reconciliation:
GAAP Other expense (income), net	$2	$(30)
Litigation and other matters (h)	1	—
Acquisition-related contingent consideration (i)	(3)	9
Gain on sale of assets, net (j)	—	23
Acquired in-process research and development costs (k)	—	(2)
Adjusted other expense, net (non-GAAP)	$—	$—

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Bausch Health Companies Inc.	Table 2a (continued)
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three Months Ended March 31, 2022 and 2021
(unaudited)
	Three Months Ended
	March 31,
(in millions)	2022	2021
Loss on extinguishment of debt reconciliation:
GAAP Loss on extinguishment of debt	$—	$(5)
Loss on extinguishment of debt (l)	—	5
Adjusted loss on extinguishment of debt (non-GAAP)	$—	$—
Foreign exchange and other reconciliation:
GAAP Foreign exchange and other	$(7)	$1
Other (m)	(6)	—
Adjusted Foreign exchange and other (non-GAAP)	$(13)	$1
Benefit from (provision for) income taxes reconciliation:
GAAP Benefit from (provision for) income taxes	$16	$(16)
Tax effect of non-GAAP adjustments (n)	(51)	(23)
Adjusted provision for income taxes (non-GAAP)	$(35)	$(39)
(a) Represents the sole component of the non-GAAP adjustment of “IT infrastructure investment” (see Table 2).
(b) Represents the sole component of the non-GAAP adjustment of “Legal and other professional fees” (see Table 2). Legal and other professional fees incurred during the three months ended March 31, 2022 and 2021 in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.
(c) Represents the two components of the non-GAAP adjustment of “Separation and IPO costs and separation-related and IPO-related costs” (see Table 2).
(d) Represents the sole component of the non-GAAP adjustment of “Amortization of intangible assets” (see Table 2).
(e) Represents the sole component of the non-GAAP adjustment of “Goodwill impairments” (see Table 2).
(f) Represents the sole component of the non-GAAP adjustment of “Asset impairments, including loss on assets held for sale” (see Table 2).
(g) Represents the sole component of the non-GAAP adjustment of “Restructuring and integration costs” (see Table 2).
(h) Represents the sole component of the non-GAAP adjustment of "Litigation and other matters" (see Table 2).
(i) Represents the sole component of the non-GAAP adjustment of “Acquisition-related costs and adjustments (excluding amortization of intangible assets)” (see Table 2).
(j) Represents the sole component of the non-GAAP adjustment of “Gain on sale of assets, net” (see Table 2).
(k) Represents the sole component of the non-GAAP adjustment of “Acquired in-process research and development costs” (see Table 2).
(l) Represents the sole component of the non-GAAP adjustment of “Loss on extinguishment of debt” (see Table 2).
(m) Represents the sole components of the non-GAAP adjustment of "Other" (See Table 2).
(n) Represents the sole component of the non-GAAP adjustment of “Tax effect of non-GAAP adjustments” (see Table 2).

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Bausch Health Companies Inc.	Table 2b
Reconciliation of GAAP Net Loss to Adjusted EBITDA (non-GAAP)
For the Three Months Ended March 31, 2022 and 2021
(unaudited)
	Three Months Ended
	March 31,
(in millions)	2022	2021
Net loss attributable to Bausch Health Companies Inc.	$(69)	$(610)
Interest expense, net	360	366
(Benefit from) provision for income taxes	(16)	16
Depreciation and amortization	352	403
EBITDA	627	175
Adjustments:
Asset impairments, including loss on assets held for sale	8	148
Goodwill impairments	—	469
Restructuring and integration costs	3	3
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	3	(9)
Loss on extinguishment of debt	—	5
Share-based compensation	32	31
Separation costs, separation-related costs, IPO costs and IPO-related costs	34	29
Other adjustments:
Litigation and other matters	(1)	—
IT infrastructure investment	5	5
Legal and other professional fees (a)	15	17
Gain on sale of assets, net	—	(23)
Acquired in-process research and development costs	—	2
Other	6	—
Adjusted EBITDA (non-GAAP)	$732	$852
(a) Legal and other professional fees incurred during the three months ended March 31, 2022 and 2021 in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.

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Bausch Health Companies Inc.									Table 3
Organic Growth (non-GAAP) - by Segment
For the Three Months Ended March 31, 2022 and 2021
(unaudited)
	Calculation of Organic Revenue for the Three Months Ended
	March 31, 2022			March 31, 2021			Change in GAAP Revenues		Change in Organic Revenue
	Revenue as Reported	Changes in Exchange Rates (a)	Organic Revenue (Non-GAAP) (b)	Revenue as Reported	Divestitures and Discontinuations	Organic Revenue (Non-GAAP) (b)
(in millions)							Amount	Pct.	Amount	Pct.
Bausch + Lomb (c)
Global Vision Care (c)	$560	$19	$579	$555	$—	$555	$5	1%	$24	4%
Global Surgical	174	6	180	162	(3)	159	12	7%	21	13%
Global Ophtho Rx (c)	155	4	159	164	—	164	(9)	(5)%	(5)	(3)%
Total Bausch + Lomb revenues	$889	$29	$918	$881	$(3)	$878	$8	1%	$40	5%

Bausch Pharma
Salix	$464	$—	$464	$472	$—	$472	$(8)	(2)%	$(8)	(2)%

International (c)	244	12	256	306	(69)	237	(62)	(20)%	19	8%

Diversified Products (c)
Neuro	128	—	128	154	—	154	(26)	(17)%	(26)	(17)%
Generics (c)	38	—	38	50	—	50	(12)	(24)%	(12)	(24)%
Ortho Dermatologics (c)	59	—	59	68		68	(9)	(13)%	(9)	(13)%
Dentistry (c)	24	—	24	24	—	24	—	—%	—	—%
Total Diversified Products	249	—	249	296	—	296	(47)	(16)%	(47)	(16)%

Solta Medical (c)
Solta Medical (c)	72	—	72	72	—	72	—	—%	—	—%

Total Bausch Pharma revenues (d)	$1,029	$12	$1,041	$1,146	$(69)	$1,077	$(117)	(10)%	$(36)	(3)%

Total Bausch Health revenues	$1,918	$41	$1,959	$2,027	$(72)	$1,955	$(109)	(5)%	$4	—%

(a) The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b) To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, refer to the body of the news release to which these tables are attached. Organic revenue (non-GAAP) for the three months ended March 31, 2022 is calculated as revenue as reported adjusted for the impact for changes in exchange rates (previously defined in this news release). Organic revenue (non-GAAP) for the three months ended March 31, 2021 is calculated as revenue as reported less revenues attributable to divestitures and discontinuances during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period. Organic revenue (non-GAAP) is also adjusted for acquisitions, however, during the three months ended March 31, 2022 and 2021, there were no acquisitions.

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(c) In connection with the planned separation of its Solta business into an independent publicly traded entity from the remainder of Bausch Health Companies Inc., the Company has begun managing its operations in a manner which is consistent with the organizational structure of the two separate entities as proposed by the Solta IPO. Commencing in the first quarter of 2022, the Company realigned its segment reporting structure and now operates in the following reportable segments: (i) Bausch + Lomb, (ii) Salix, (iii) International, (iv) Diversified Products and (v) Solta Medical. The new segment structure does not impact the Company’s reporting units but realigns the two reporting units of the former Ortho Dermatologics segment whereby its medical dermatology reporting unit (Ortho Dermatologics) is now part of the current Diversified Products segment and the Solta reporting unit is now the sole reporting unit of the new Solta Medical segment. Also commencing in the first quarter of 2022, the Company moved certain products previously reported in the Dentistry business unit to the Ortho Dermatologics business unit and certain products previously reported in the Ortho Dermatologics business unit to the Generics business unit. Further, in the second quarter of 2021, the Company moved certain products previously reported in the International business unit to the Global Vision Care or Global Ophtho Rx business unit. All segment and business unit references in this news release are to this realigned segment and business reporting unit structure and prior period presentations of results have been conformed to the current segment and business reporting unit structure to allow investors to evaluate results between periods on a constant basis. For more information about the current segment reporting structure, please see "New Segment Structure" slide in the appendix to our First-Quarter 2022 Financial Results presentation.
(d) Bausch Pharma revenues, a non-GAAP measure, are determined by subtracting Bausch + Lomb segment revenues for the applicable period from total Bausch Health revenues for the applicable period.

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Bausch Health Companies Inc.		Table 4
Other Financial Information
(unaudited)
(in millions)	March 31, 2022	December 31, 2021
Cash, Cash Equivalents and Restricted Cash and Other Settlement Deposits
Cash and cash equivalents	$1,249	$582
Restricted cash and other settlement deposits(a)	1,211	1,537
Cash, cash equivalents and restricted cash and other settlement deposits	$2,460	$2,119

Debt Obligations
Senior Secured Credit Facilities:
Revolving Credit Facility	$—	$285
Term Loan Facilities	3,562	3,756
Senior Secured Notes	4,802	3,814
Senior Unsecured Notes	14,792	14,787
Other	12	12
Total long-term debt and other, net of premiums, discounts and issuance costs	23,168	22,654
Plus: Unamortized premiums, discounts and issuance costs	217	216
Total long-term debt and other	$23,385	$22,870

Maturities of Debt Obligations
Remainder of 2022	$—	$—
2023	—	285
2024	—	—
2025	9,523	9,723
2026	1,500	1,500
2027	3,250	2,250
2028 - 2031	9,112	9,112
Total debt obligations	$23,385	$22,870

	Three Months Ended
	March 31,
	2022	2021
Cash (used in) provided by operating activities	$(63)	$443
(a) As of March 31, 2022 Restricted cash and other settlement deposits includes $1,210 million of payments into escrow funds under the terms of settlement agreements regarding certain U.S. securities litigation, subject to an objector's appeal of the final court approval. As of December 31, 2021, Restricted cash and other settlement deposits includes $1,510 million of payments into escrow funds under the terms of settlement agreements regarding certain U.S. securities litigation, subject to an objector's appeal of the final court approval and the Glumetza Antitrust Litigation. The payments regarding certain U.S. securities litigation will remain in escrow until final approval of the settlement.

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